                                                                   EXHIBIT 10.15










                               L & C SPINCO, INC.

                     EXECUTIVES' DEFERRED COMPENSATION PLAN

                     (EFFECTIVE AS OF ______________, 2001)










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                                     PURPOSE


         L & C Spinco, Inc. (the "Company") has established the L & C Spinco, Inc. Executives' Deferred Compensation Plan (the "Plan") to assist certain key employees in accumulating capital or supplementing any retirement income they may otherwise receive by permitting them to defer a portion of their compensation. To encourage these individuals to participate in the Plan and to continue their employment with the Company, the Company will match a portion of these deferred amounts.

         The Plan is designed to be a nonqualified, deferred compensation plan maintained primarily for a select group of management and highly compensated employees of the Company and its subsidiaries. The benefits under the Plan are unfunded and all amounts payable under the Plan shall be paid from the general assets of the Adopting Employer which employs the Participant.

         The Plan is effective as of _________________, 2001, and is established in connection with the spin-off of the Company by National Service Industries, Inc. ("NSI"), as a successor plan to the National Service Industries, Inc. Executives' Deferred Compensation Plan ("Prior Plan") for certain employees and former employees of NSI and its subsidiaries who were participants in the Prior Plan immediately prior to the Effective Date, and who became or remained employees of the Company or its Subsidiaries as of the Effective Date or who were formerly employed by the businesses transferred to the Company by NSI.


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                                   ARTICLE I


                                   DEFINITIONS


         1.1 "Average Prime Rate" means the rate of interest publicly announced by Wachovia Bank, Atlanta, Georgia (or any successor thereto) as its prime rate on the first business day of each calendar quarter commencing between Valuation Dates.

         1.2 "Class Year" means the Fiscal Year for which a deferral is elected.

         1.3 "Class Year Account" means the sub-accounts set up for the Primary Account and Company Contribution Account for each Class Year.

         1.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         1.5 "Company" means L & C Spinco, Inc., a Delaware corporation (or its successor or successors). Affiliated or related employers are permitted to adopt the Plan and shall be known as "Adopting Employers." To the extent required by certain provisions (e.g., Compensation and Continuous Service), references to the Company shall include the Adopting Employer of the Participant. Adopting Employers are listed on Appendix A.

         1.6 "Committee" means the Committee appointed to administer the Plan as and to the extent provided in Article VIII.

         1.7 "Company Contribution Account" means the sum of all amounts credited to a Participant pursuant to Section 3.1, including amounts previously credited to a Participant's Company Contribution Account in the Prior Plan and transferred to this Plan as provided in Article X, together with interest allowances thereon credited pursuant to Section 4.1 herein.

         1.8 "Compensation" means the aggregate salary from the Company (and/or, with respect to periods prior to the Effective Date, from NSI or one of NSI's affiliates) received by a Participant during a Fiscal Year together with any performance or discretionary bonus awarded by the Company (and/or, with respect to periods prior to the Effective Date, by NSI or one of NSI's affiliates) for that same Fiscal Year. Compensation does not include expense reimbursement, car allowance, imputed value of group life insurance, aspiration award payments, income from stock options, restricted stock, and other stock awards, Company contributions to any benefit plan, or any gift or awards not treated as pay by the Company.

         1.9 "Continuous Service" means the period of uninterrupted employment of an Eligible Executive with the Company since the individual's most recent date of employment or appointment to the class of Eligible Executives, whichever is applicable. For individuals who are Eligible Executives on the Effective Date and who were participating in the Prior Plan immediately prior to the Effective Date, Continuous Service shall include the Eligible Executive's period of Continuous Service under the Prior Plan.

         1.10 "Deferral Election" means a written election, in a form prescribed by the Committee, to defer receipt of bonus amounts otherwise payable to the Executive.


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         1.11     "Deferred Compensation" means the portion of a Participant's compensation for any Fiscal Year, or part thereof, that has been deferred pursuant to the Plan.

         1.12 "Effective Date" means the date the Plan is effective, ______________, 2001.

         1.13 "Executive or Eligible Executive" means a Senior Officer, a Key Manager, or a President, each as defined herein. Any dispute regarding any individual's eligibility for the Plan shall be resolved by the Committee in its sole discretion.

         1.14 "Fiscal Year" means the fiscal year of the Company commencing on September 1 and ending on August 31 of the following calendar year, or such other fiscal year as may be established in the future.

         1.15 "Key Manager" means an assistant vice president or other key management employee (as determined by the Committee or its designee) of the Company or an Adopting Employer.

         1.16 "NSI" means National Service Industries, Inc., a Delaware corporation.

         1.17 "Participant" means a person a portion of whose compensation for any Fiscal Year has been deferred pursuant to the Plan and whose interests in the Plan have not been wholly forfeited or distributed.

         1.18 "Plan or Executives' Plan" means the L & C Spinco, Inc. Executives' Deferred Compensation Plan as described in this instrument, and as it may be amended from time to time.

         1.19 "President" means the president of a business segment of the Company or an Adopting Employer.

         1.20 "Primary Account" means the sum of all amounts deferred by a Participant pursuant to Section 2.1 including any amounts previously deferred to the Participant's Primary Account under the Prior Plan and transferred to this Plan, plus interest allowances thereon credited pursuant to Section 4.1 herein.

         1.21 "Prior Plan" means the National Service Industries, Inc. Executives' Deferred Compensation Plan.

         1.22 "Senior Officer" means the president or an executive vice president, senior vice president, or vice president of the Company or an Adopting Employer.

         1.23 "Termination of Service" or similar expression means the termination of the Participant's employment as an Eligible Executive of the Company. A Participant who is granted a temporary leave of absence, whether with or without pay, shall not be deemed to have terminated his service. In the event of a transfer of an Eligible Executive to a position in which he would no longer be eligible to continue in this Plan, or in the event of the disability of a Participant (as determined by the Committee), the Committee, in its sole discretion, shall determine whether a Termination of Service has occurred.


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         1.24     "Total and Permanent Disability" means a physical or mental incapacity which impairs the Participant's ability to substantially perform his duties for a period of one hundred eighty (180) consecutive days, as determined by the Committee.

         1.25     "Valuation Dates" mean March 31 and September 30 of each year.


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

                                   ARTICLE II


                                AMOUNTS DEFERRED


         2.1 Each Eligible Executive may elect to have a portion of the annual performance or discretionary bonus ("bonus"), if any, to be received by him for the Fiscal Year commencing September 1, 2001, and for any Fiscal Year thereafter, irrevocably deferred in accordance with the terms and conditions of the Plan. The amount of such bonus that may be so deferred shall not exceed the lower of:

                  (a) the Executive's Compensation for the Class Year which is in excess of the average Compensation paid or credited to the Executive (including any amounts deferred under this Plan, but excluding Company Contributions under this Plan) for services rendered as an Eligible Executive over the three (3) full Fiscal Years immediately preceding the Class Year. If the Executive has completed two (2) but less than three (3) full Fiscal Years of Continuous Service in an eligible position the average shall be computed based upon the average Compensation paid or credited to the Executive for the two (2) full Fiscal Years immediately preceding the Class Year. Any Executive who has not completed two (2) full Fiscal Years in an eligible position shall be entitled to defer for the Class Year not more than (1) twenty-five hundred dollars ($2,500) for a Senior Officer and (2) twelve hundred fifty dollars ($1,250) for a Key Manager; and

                  (b)      the Executive's bonus for the Class Year.

                  An Executive desiring to exercise such election shall deliver a Deferral Election to the Company or the Executive's Adopting Employer, as applicable, prior to the beginning of each such Fiscal Year, or if an individual first becomes an Eligible Executive during a Fiscal Year, within 30 days after the date the individual first becomes an Eligible Executive (or within such other period as may be established by the Committee). Any such Deferral Election delivered under the Prior Plan with respect to the Fiscal Year ending August 31, 2002 shall continue in effect under this Plan for such Fiscal Year. If the Executive's Deferral Election would result in a deferral greater than the maximum provided herein, any deferred amount shall be reduced to the maximum limit provided herein.

         2.2 The Executive's Primary Account shall be credited, as of October 1 next following the end of each Class Year for which the election was made, with the dollar amount of the Compensation deferred for such Class Year pursuant to Section 2.1.

         2.3 A Participant's accounts shall be distributable in the manner and subject to the conditions set forth in Article V, Article VI and Article IX.


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                                  ARTICLE III


                              COMPANY CONTRIBUTION

         As of each October 1, the Company shall contribute to a Company Contribution Account on behalf of each Eligible Executive an amount equal to the Executive's Deferred Compensation for the immediately preceding Class Year, up to a maximum of five thousand dollars ($5,000) for a Senior Officer or President and twenty-five hundred dollars ($2,500) for a Key Manager.

         The inability of a Participant to fully utilize the maximum Company Contribution for any Class Year, whether due to lack of qualified earnings, eligible service, failure to elect or any other reason, shall not result in a carry-over of unused credits to any subsequent year.


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                                   ARTICLE IV

                               INTEREST ALLOWANCE

         Each Primary Account and Company Contribution Account of each Participant shall be credited as of each September 30 with an interest allowance which shall be computed and compounded on semi-annual Valuation Dates based upon the Average Prime Rate as follows:

     When the Average Prime Rate is:             The Interest Credit Shall Be:
     -------------------------------             -----------------------------
     -more than 12.00%                           -Average Prime Rate less 3%

     -more than 8.00% but not more than 12.00%   -Average Prime Rate less 2%

     -8.00% or less                              -Average Prime Rate less 1%

        This interest allowance shall be applied to the balances standing, as of said date, in each Participant's accounts for all Class Years.


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

                                   ARTICLE V


                                     VESTING

         5.1 A Participant shall at all times have a non-forfeitable (vested) right to the amounts in his Primary Account subject to the distribution provisions of Article VI.

         5.2      (a)      Subject to Article IX, the Company Contribution
Account of a Participant for each Class Year shall become vested in him upon the completion of five full Fiscal Years of Continuous Service as an Eligible Employee after the end of such Class Year.

                  (b) Subject to Article IX, the Company Contribution Account of a Participant for all Class Years shall become vested in him upon the occurrence of any of the following events:

                           (i) Total and Permanent Disability of the Participant (as determined by the Committee); or

                           (ii) Retirement after the Participant has attained age 55; or

                           (iii)    Death of the Participant; or

                           (iv)     Termination of this Plan.

         5.3 Notwithstanding anything to the contrary herein, prior to a Change in Control should the Participant be found by the Committee to be guilty of theft, embezzlement, fraud or misappropriation of the Company's property or of any action which, if the individual were an Officer of the Corporation, would constitute a breach of fiduciary duty, the Company Contribution Account for all Class Years which had not yet vested in the Participant shall be immediately forfeited.


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


                                   ARTICLE VI


                                  DISTRIBUTION

         6.1 Subject to Article IX, distribution of the vested portion of a Participant's Account shall be made in a lump sum as soon as practicable following the Participant's Total and Permanent Disability, death or Termination of Service for any other reason prior to attainment of age 55. If a Participant terminates employment on or after age 55, the provisions of any benefit elections made by the Participant pursuant to Section 6.3 shall be recognized. In the event of the termination of the Plan or the Total and Permanent Disability or death of a Participant, interest allowance pursuant to Article IV shall be computed to the date of payment hereunder. In the event of Termination of Service for any other reason, interest allowance shall be computed to the last Valuation Date falling on or before the date of such Termination of Service.

         6.2 Except as provided in Section 6.1 above and Article IX, distribution of each Class Year Account of a Participant shall be made in a single lump sum payment on the October 1 next following five (5) full Fiscal Years after the Class Year. For example, the distribution of Class Year 2001 Account shall be made on October 1, 2006 and for Class Year 2002 Account on October 1, 2007, etc. Such Participant, may, however, make a timely election to further defer receipt of this sum as provided in Section 6.3.

         6.3 Any Participant may file a subsequent election to further irrevocably defer any amount becoming distributable under this Plan provided that such election is filed before the end of the fourth Fiscal Year immediately following the Class Year. For example, for Class Year 2001 any such election must be filed prior to September 1, 2005. Any such election made under the Prior Plan shall continue in effect under this Plan. This subsequent deferral shall provide, at the option of the Participant, for payment of the Participant's full Class Year Account balance in a single sum or in installments payable on October 1 of any year or years but with the last installment due not later than ten years after the Participant's retirement and not before the regular distribution date otherwise provided herein. A Participant retiring on or after age 55 may elect prior to termination to make the deferral election in this section with respect to all Class Year Accounts as to which the five-year period has not yet passed and that would otherwise be payable more than one (1) year in the future. Any Class Year Accounts as to which the five-year period has not yet passed that are payable within one (1) year and any Class Year Accounts as to which the election in this section is not made shall be payable as soon as practical after termination.

         6.4 Hardship. A Participant who is suffering an unforeseen and severe financial hardship as a result of (i) an illness or accident of the Participant or his immediate family, (ii) loss of Participant's property due to casualty, or (iii) for such other reasons as the Committee may establish, may file a written request with the Committee for distribution of all or a portion of the amount credited to his Account. The Committee shall have the sole discretion to determine whether to grant a Participant's hardship request and the amount to distribute to the Participant. The Committee shall have authority in connection with such hardship request to accelerate the payment of any Class Year Accounts which have been deferred pursuant to Section 6.3.


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

                                  ARTICLE VII


                                  MISCELLANEOUS

         7.1 No Participant or any other person shall have any interest in any specific asset or assets of the Company by reason of any sums credited to him hereunder or any right to receive any distribution under the Plan except as and to the extent expressly provided in the Plan. Nothing in the Plan shall be deemed to give any officer or any employee of the Company any right to participate in the Plan, except in accordance with the provisions of the Plan.

         7.2 Neither the adoption nor the amendment of the Plan, nor any action of the Board of Directors of the Company or the Committee, nor any election to defer compensation hereunder, shall be held or construed to confer on any person any legal right to be continued as an employee of the Company.

         7.3 No Participant or any other person entitled to payment hereunder shall have the right to assign, pledge or otherwise dispose of any interest in his Account, nor shall the Participant's interest therein be subject to garnishment, attachment, transfer by operation of law, or any legal process, except to pay a debt of such Participant to the Company or an Adopting Employer.

         7.4 If a Participant or beneficiary (hereafter, "Claimant") does not receive timely payment of any benefits which he believes are due and payable under the Plan, he may make a claim for benefits to the Plan Administrator. The claim for benefits must be in writing and addressed to the Plan Administrator or to the Company. If the claim for benefits is denied, the Plan Administrator shall notify the Claimant in writing within 90 days after the Plan Administrator initially received the benefit claim. However, if special circumstances require an extension of time for processing the claim, the Plan Administrator shall furnish notice of the extension to the Claimant prior to the termination of the initial 90-day period and such extension shall not exceed one additional, consecutive 90-day period. Any notice of a denial of benefits shall advise the Claimant of the basis for the denial, any additional material or information necessary for the Claimant to perfect his claim, and the steps which the Claimant must take to have his claim for benefits reviewed.

         7.5 Each Claimant whose claim for benefits has been denied may file a written request for a review of his claim by the Plan Administrator. The request for review must be filed by the Claimant within 60 days after he received the written notice denying his claim. The decision of the Plan Administrator will be made within 60 days after receipt of a request for review and shall be communicated in writing to the Claimant. Such written notice shall set forth the basis for the Plan Administrator's decision. If there are special circumstances which require an extension of time for completing the review, the Plan Administrator's decision shall be rendered not later than 120 days after receipt of a request for review.

         7.6 If the whole or any part of any Participant's Account shall become liable for the payment of any estate, inheritance, income, or other tax which the Company shall be required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant whose interests hereunder are so liable. The Company shall provide notice of any such withholding. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

         7.7 Each Participant shall have the right at anytime to designate, and rescind or change any designation of, a primary and contingent beneficiary or beneficiaries to receive benefits hereunder in the event of his death. If there is no surviving beneficiary at the time of the Participant's death, future payments due shall be made to the estate of the Participant. A designation or change of beneficiary shall be made in writing on a form prescribed by the Committee. After such notice is filed with the Committee, the designation or change shall relate back and take effect as of the date the Participant signed such form, but without prejudice to the Committee or the Company on account of any payment made before receipt of such notice. Any valid designation of beneficiary under the Prior Plan shall continue in effect under this Plan until changed or rescinded as provided above.

         7.8 The benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to any Participant shall be paid from the general assets of the employer which principally employs the Participant (the "Obligated Employer"), and nothing contained in this Plan shall require the Obligated Employer to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. This Plan shall create only a contractual obligation on the part of the Obligated Employer and Participants shall have the status of general unsecured creditors of the Obligated Employer under the Plan with respect to amounts of Compensation they defer hereunder or any other obligation of the Obligated Employer to pay benefits pursuant hereto. Any funds of the Obligated Employer available to pay benefits pursuant to the Plan shall be subject to the claims of general creditors of the Obligated Employer, and may be used for any purpose by the Obligated Employer.

         Notwithstanding the preceding paragraph, the Obligated Employer may at any time transfer assets to a trust for purposes of paying all or any part of its obligations under this Plan. However, to the extent provided in the trust only, such transferred amounts shall remain subject to the claims of general creditors of the Obligated Employer. To the extent that assets are held in a trust when a Participant's benefits under the Plan become payable, the Committee shall direct the trustee to pay such benefits to the Participant from the assets of the trust.

         7.9 In consideration of each Participant's performance of valuable services that inure to the financial benefit of the Company, the Company does hereby agree to perform all of the obligations and responsibilities and pay any benefits due and owing to a Participant under the Plan if the Obligated Employer (as defined in Section 7.5) designated to perform such obligations and responsibilities or pay such benefits fails or is unable to do so.


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

                                  ARTICLE VIII

                                    COMMITTEE

         8.1 The Plan shall be administered by a Committee composed of the Compensation Committee of the Board of Directors of the Company or such other committee as may be designated by the Board of Directors. The Committee shall be deemed to have and to be exercising all of the powers of the Board of Directors of the Company in the performance of any of the powers and duties delegated to it under the Plan. No member of the Committee may participate in a decision regarding his or her own benefits under the Plan except in general matters dealing with the Plan as a whole. The Committee shall have the authority to delegate its duties and responsibilities hereunder.

         8.2 The Committee may, in its absolute discretion, without notice at any time and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided that no such modification, amendment, suspension or termination may, without his consent, apply to or affect the payment or distribution to any Participant of any amounts credited to him hereunder prior to the effective date of such modification, amendment, suspension or termination. Notwithstanding anything contained in this Plan to the contrary, for a period of two (2) years following a Change in Control this Plan shall not be terminated or amended to reduce or eliminate any Eligible Executive's or Participant's benefits or participation (or right to participate) provided under this Plan, including, without limitation, the benefits provided in Articles II, III, V and IX.

         8.3 The Committee shall from time to time establish eligibility requirements for participation in the Plan and rules for the administration of the Plan, including such delegation of any administrative or ministerial duties hereunder as it may deem desirable, that are not inconsistent with the provisions of the Plan.

         8.4 The Committee shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties. Without limiting the generality of the foregoing, the determination of the Committee as to whether a Participant has retired, Terminated his Service or become Totally and Permanently Disabled and the date thereof shall be final, binding and conclusive upon all persons.

         8.5 The Company or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

         8.6 Wherever the context so requires, words in the masculine include the feminine and in the feminine include the masculine.

         8.7 This Plan shall be construed, administered and governed in all respects under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and, to the extent not preempted by ERISA, by the laws of the State of Georgia.


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

                                   ARTICLE IX


                          CHANGE IN CONTROL PROVISIONS

         9.1 Cause. For purposes of this Plan, a termination for "Cause" is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board that the Participant (i) intentionally and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Participant's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed to substantially perform, or (ii) intentionally engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however that no termination of the Participant's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause (ii) and "specifying the particulars thereof in detail, and (y) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part, shall be considered "intentional" unless he has acted or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, in the case of any Participant who is a party to a Severance Protection Agreement, no failure to perform by the Participant after a Notice of Termination (as defined in the Participant's Severance Protection Agreement) is given by the Participant shall constitute Cause for purposes of this Plan.

         9.2 Change in Control. For purposes of this Plan, a Change in Control shall mean any of the following events:

                  (a) The acquisition (other than from the Company) by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; or

                  (b) The individuals who, as of ______________, 2001, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

                  (c) A merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

                  (d) A complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section (a), solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

         9.3 Termination of Employment. Notwithstanding anything contained in this Plan to the contrary, if a Participant's employment is terminated by the Company (other than for "Cause") or by the Participant for any reason within two
(2) years following a Change in Control, the Company shall, within five (5) days, pay to the Participant a lump sum cash payment of his Primary Account and Company Contribution Account with the interest allowance provided for in Article IV credited thereto to the date of payment.

         9.4 Amendment or Termination. Any amendment or termination of this Plan which a Participant reasonably demonstrates (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, and which was not consented to in writing by the Participant shall be null and void, and shall have no effect whatsoever with respect to the Participant.

                                   ARTICLE X

                              TRANSFER OF ACCOUNTS

         Transfer of Accounts From Prior Plan. Pursuant to an Employee Benefits Agreement dated as of ___________________, 2001, between the Company and NSI, the amounts credited to the "Class Year Accounts" of certain employees and former employees of NSI and its subsidiaries who were participants in the Prior Plan immediately prior to the Effective Date, and who became or remained employees of the Company or its Subsidiaries as of the Effective Date or who were formerly employed by the businesses transferred to the Company by NSI shall be transferred to the Plan effective as of the Effective Date, or as soon thereafter as is practical. The amounts credited to the sub-accounts in the Participant's Class Year Accounts in the Prior Plan shall be credited to the like sub-accounts in his Class Year Accounts under this Plan and shall thereafter be held and distributed in accordance with the rules of this Plan applicable to the Class Year Accounts. As provided for herein, the elections made under the Prior Plan prior to the Effective Date shall be carried over and apply for purposes of the Plan after the Effective Date (subject to any change of election rights under the Plan).

                                   APPENDIX A

                               ADOPTING EMPLOYERS

         The Zep Group, Inc.
         L & C Lighting Group, Inc.

                               L & C SPINCO, INC.
                    APPLICATION FOR DEFERRAL OF COMPENSATION

         I hereby elect to defer the following amount of any performance or discretionary bonus which is earned by me for the Company's Fiscal Year commencing on September 1 next following the date signed below. If the amount specified below is greater than the maximum amount deferrable under the Plan, the amount deferred will be reduced as required by the L & C Spinco, Inc. Executives' Deferred Compensation Plan.

        (Please check)

         [ ]      $_______________

         [ ]      ______% of bonus

         [ ]      All amounts over $_________

         [ ]      Other________________________________________________________

                  _____________________________________________________________

         I have received a copy of the Plan and understand all of the provisions in it.

                             BENEFICIARY DESIGNATION

         In the event of my death before my entire interest in the Plan has been distributed, any unpaid balances in my Account should be paid to:

Primary
       ----------------------------          -----------------------------------
Beneficiary(ies) Name                                     Relationship

         In the event my Primary Beneficiary predeceases me, my Account balance should be paid to:

Contingent
       ----------------------------          -----------------------------------
Beneficiary(ies) Name                                     Relationship

       ----------------------------          -----------------------------------
                    Name                                  Relationship


Date:                                        Signature:
      ------------------------------                   -------------------------

                                                       -------------------------
                                                                Print Name

                               L & C SPINCO, INC.
                     EXECUTIVES' DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS
                                -----------------


                                                                        Page
                                                                        ----
PURPOSE...................................................................2

ARTICLE I
         Definitions......................................................3

ARTICLE II
         Amounts Deferred.................................................6

ARTICLE III
         Company Contribution.............................................7

ARTICLE IV
         Interest Allowance...............................................8

ARTICLE V
         Vesting..........................................................9

ARTICLE VI
         Distribution....................................................10

ARTICLE VII
         Miscellaneous...................................................11

ARTICLE VIII
         Committee.......................................................13

ARTICLE IX
         Change in Control Provisions....................................14

ARTICLE X
         Transfer of Accounts............................................16

Appendix A Adopting Employers............................................17

APPLICATION FOR DEFERRAL OF COMPENSATION.................................18

                                        i